EXHIBIT 23.01



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this annual report on Form 10-KSB for the year ended December 31, 2000 filed in behalf of Casinovations Incorporated of our report dated February 2, 2001, relating to the financial statements of VendingData Corporation as of December 31, 2000.



                            James E. Scheifley & Associates, P.C.
                             Certified Public Accountants


March 27, 2001
Dillon, Colorado

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